UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 17, 2012

Fabrinet

(Exact name of registrant as specified in its charter)

Cayman Islands	001-34775	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Walker House

87 Mary Street

George Town

Grand Cayman

KY1-9005

Cayman Islands

(Address of principal executive offices, including zip code)

+66 2-524-9600

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Executive Officer

On January 17, 2012, Fabrinet issued a press release in which it announced that it has appointed John Marchetti as the Chief Strategy Officer of Fabrinet USA, Inc. (the “Company”), a wholly owned subsidiary of Fabrinet.

Mr. Marchetti, age 42, most recently worked as an equity analyst at Cowen & Co. from 2008 to 2011 and Morgan Stanley from 2002 to 2008, specializing in coverage of optical communications equipment, wireline, wireless and enterprise companies. Prior to that, he worked in equity research at Tucker Anthony and Advest, where he covered enterprise software. Mr. Marchetti served as an officer in the United States Marine Corps and earned a Master of Business Administration degree in finance from the University of Connecticut and a Bachelor of Arts degree in political science from Virginia Tech.

Pursuant to an offer letter with the Company, Mr. Marchetti will be employed on an at-will basis and paid an annual base salary of $375,000. Subject to approval of the board of directors of Fabrinet, Mr. Marchetti will be eligible to participate in Fabrinet’s Executive Incentive Plan and will receive a long-term incentive equity award with a compensation value of $400,000, which may include restricted stock units and options to purchase ordinary shares of Fabrinet under the terms of Fabrinet’s 2010 Performance Incentive Plan.

Pursuant to the terms of Mr. Marchetti’s offer letter, in the event Mr. Marchetti’s employment is terminated without good cause, he will receive (A) a lump sum payment of severance payable within ten (10) business days from the date of Mr. Marchetti’s termination of employment, equal to (i) twelve (12) months of his then present base salary, and (ii) any earned bonus as of the date of Mr. Marchetti’s termination from employment; and (B) if Mr. Marchetti timely elects continuation coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”), as amended, or a similar state program, reimbursement of the costs to continue family medical coverage for the first twelve (12) months following his termination of employment.

In addition, Mr. Marchetti will be eligible to participate in the Company’s employee benefits plans on the terms available to other employees of the Company. Mr. Marchetti will also be reimbursed for reasonable travel and home office expenses and will be eligible to receive a car allowance of $1,000 per month.

Mr. Marchetti does not have any family relationships or related party transactions that are required to be disclosed.

A copy of the press release naming Mr. Marchetti to the position of Chief Strategy Officer is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 – Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press release issued by Fabrinet dated January 17, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FABRINET

By:	/s/ Mark J. Schwartz
Mark J. Schwartz Executive Vice President, Chief Financial Officer and Secretary

Date: January 17, 2012

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release issued by Fabrinet dated January 17, 2012